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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

521 W. Wilshire Blvd.,Suite 101 Oklahoma City, OK	73116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 758-5898

2003 My Anns Hill, San Antonio, Texas 78258

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement

On September 11, 2015, Start Scientific, Inc. (the “Company”) terminated its binding Letter of Intent (“LOI”) to acquire all of the outstanding membership units of Quality Energy Solutions, LLC. Certain conditions outlined in the LOI were not met prior to the expiration of the LOI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: September 11, 2015	By: /s/ Jim Frazier
Jim Frazier
Chief Executive Officer